EXHIBIT 10.35

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT dated this 28th day of June, 2004 (this “Amendment”), is made by and among UFP Technologies, Inc., a Delaware corporation, Moulded Fibre Technology, Inc., a Maine corporation, Simco Industries, Inc., a Michigan corporation, and Simco Automotive Trim, Inc., a Michigan corporation (collectively, the “Borrowers”), and Fleet Capital Corporation (the “Lender”).

WHEREAS, the Borrowers and the Lender are parties to a Credit and Security Agreement dated as of February 28, 2003, as amended by that certain First Amendment to Credit Agreement dated as of March 24, 2004 (as further amended, modified, restated and supplemented, the “Credit Agreement”); and

WHEREAS, the Borrowers and the Lender desire to amend certain provisions of the Credit Agreement, all subject to the terms, conditions and limitations set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties hereby agree as follows:

1.             Capitalized Terms.

Capitalized terms used herein which are defined in the Credit Agreement have the same meanings herein as therein, except to the extent that such meanings are amended hereby.

2.             Amendments.  Subject to the satisfaction of the terms and conditions set forth in Section 6 hereof, the Borrowers and the Lender agree that the Credit Agreement is hereby amended, effective as of the date of this Amendment, as follows:

(a)           Amendments to Section 1.1 of the Credit Agreement.

(i)            Section 1.1 of the Credit Agreement is amended by the addition thereto, in appropriate alphabetical order, of the following definitions:

“‘Forming Equipment’ means the equipment and machinery to be purchased from R+S Technik GmbH by the Borrowers using the proceeds of the Forming Equipment Term Loan pursuant to Purchase Order Number 790249, and constituting Forming Line Number lines 1 through 17.

“‘Forming Equipment Term Loan’ means the $1,500,000 Forming Equipment Term Loan to be made by the Lender as provided in Section 2.2A(a).”

“‘Forming Equipment Term Loan Funding Date’ means the date upon which all of the conditions set forth in Section 5 of the Second Amendment are satisfied, or are waived by the Lender in accordance with Section 10.2 of this Agreement.”

“‘Forming Equipment Term Loan Maturity Date’ means June 30, 2010, or such earlier date as provided in Section 2.7 or Section 9.1.”

“‘Forming Equipment Term Note’ means the promissory note, substantially in the form of Exhibit A-4 annexed hereto, issued by the Borrowers in favor of the Lender and evidencing the Forming Equipment Term Loan.”

“‘Second Amendment’ means the Second Amendment to Credit Agreement dated as of June 28th, 2004 among the Borrowers and the Lender.”

“‘Second Amendment Effective Date’ means the date upon which all of the conditions set forth in Section 4 of the Second Amendment are satisfied, or are waived by the Lender in accordance with Section 10.2 of this Agreement.”

(ii)           Section 1.1 of the Credit Agreement is amended by deleting the definitions of “Borrowing Base,” “Loan Documents,” “Loans,” “Non-Financed Capital Expenditures,” “Post-Default Rate” and “Term Loans” in their entirety and replacing them with the following new definitions:

“‘Borrowing Base’ means, at the relevant time of reference thereto, an amount determined by the Lender by reference to the most recent Borrowing Base Certificate/Collateral Update Certificate delivered to the Lender pursuant to Section 2.1(b) which is equal to the sum of:

(a)           85% of Eligible Accounts, provided that at no time shall more than $500,000 in the aggregate of all outstanding Eligible Accounts arise from the sale of tooling to account debtors, plus

(b)                           the lesser of:

(i)            the sum of:

(A)          50% of Eligible Raw Material Inventory,

plus

(B)           50% of Eligible Finished Goods Inventory,

and

(ii)           $3,500,000, minus

(c)           the Availability Reserve, minus

(d)           reserves for foreign exchange and interest rate derivative exposure and such other reserves as the Lender in its reasonable credit judgment shall deem appropriate from time to time;

In determining the Borrowing Base from time to time, the Lender may, but shall not be required to, rely upon reports or analyses generated by the Credit Parties (including, without limitation, Borrowing Base Certificates/Collateral Update Certificates) and reports or analyses generated by or on behalf of the Lender.  Notwithstanding anything to the contrary set forth herein, the Lender may in its reasonable credit judgment at any time and from time to time, adjust the percentages of

Eligible Accounts, Eligible Raw Materials Inventory, Eligible Finished Goods Inventory and undrawn amount of Documentary LCs included within the Borrowing Base.”

“‘Loan Documents’ means this Agreement, the Revolving Credit Note, the Equipment Term Note, the Real Estate Term Note, the Forming Equipment Term Note, the Control Agreements, the Mortgages, the Stock Pledge Agreement, the Hazardous Materials Indemnity Agreement, and any other instruments or documents executed and delivered or to be delivered to the Lender from time to time pursuant to this Agreement, as the same may be supplemented and amended from time to time in accordance with their respective terms.”

“‘Loans’ means the Revolving Loans, the Equipment Term Loan, the Real Estate Term Loan and the Forming Equipment Term Loan.”

“‘Non-Financed Capital Expenditures’ means Capital Expenditures paid in cash and not financed with Indebtedness for borrowed money; provided that Capital Expenditures financed with the proceeds of Revolving Loans shall be deemed to constitute “Non-Financed Capital Expenditures” for purposes of this Agreement; provided however, that the portion of Forming Equipment expenditures financed with the proceeds of Revolving Loans shall not be deemed to constitute “Non-Financed Capital Expenditures” for purposes of this Agreement.”

“‘Post-Default Rate’ means, (i) for Term Loans and Revolving Loans, a rate per annum equal to the Adjusted Base Rate plus the Applicable Margin plus two percent (2%), and (ii) for Forming Equipment Term Loan, a rate per annum equal to the Adjusted Base Rate plus two percent (2%).”

“‘Term Loans’ means, collectively, the Equipment Term Loan, the Real Estate Term Loan and the Forming Equipment Term Loan.”

(b)           Amendment to Section 2.2 of the Credit Agreement.  Section 2.2 of the Credit Agreement is amended by the addition thereto of the following new Section 2.2A:

2.2A        Forming Equipment Term Loan.  Notwithstanding anything to the contrary set forth in Section 2.2, the Forming Equipment Term Loan shall be governed by this Section 2.2A:

(a)           Funding of the Forming Equipment Term Loan.  Subject to the terms and conditions set forth below, the Lender agrees to fund the Forming Equipment Term Loan in four separate (4) draws as follows:

(i)            The Lender agrees to fund $512,408.00 of the Forming Equipment Term Loan on the Forming Equipment Term Loan Funding Date.

(ii)           Upon the request of the Borrowers, the Lender agrees to fund an additional $256,204.00 of the Forming Equipment Term Loan within one Business Day after the satisfaction of the following terms and conditions:

(A)          The Lender shall have received evidence in form and substance satisfactory to the Lender in its commercially reasonable judgment that the Forming Equipment (including all components thereof) has been delivered by R+S Technik GmbH to a shipping agent (the “Approved Shipping Agent”) approved by the Borrowers and the Lender, and at a ocean port acceptable to the

Borrowers and the Lender, and that title to the Forming Equipment has been transferred from R+S Technik GmbH to the Borrowers;

(B)           The Lender shall have received a facsimile copy of the bill of lading for the Forming Equipment from the Approved Shipping Agent, and confirmation that the Approved Shipping Agent has mailed the original bill of lading to the Lender by a recognized international mail courier; and

(C)           The Lender shall have received:  (1) evidence that the Borrowers have obtained replacement value casualty insurance on the Forming Equipment with an insurance company, with such deductibles, and covering such terms and risks as are at all times satisfactory to the Lender in its commercially reasonable judgment, (2) evidence that such policy of insurance provides for at least 30 days prior written notice to the Lender of any modifications or cancellation of such policy, and (3) a certificate from the Borrowers’ insurance broker that such insurance is in full force and effect and that the Lender has been named as loss payee thereunder.

(iii)          Upon the request of the Borrowers, the Lender agrees to fund an additional $603,287.00 of the Forming Equipment Term Loan within one Business Day after the satisfaction of the following terms and conditions:

(A)          The Lender shall have received evidence in form and substance satisfactory to the Lender in its commercially reasonable judgment that the Forming Equipment has been received, fully assembled and is operating in the Borrowers’ facility at 6077 Fulton Industrial Park Boulevard in Atlanta, Georgia;

(B)           The Lender shall have filed a financing statement filed as a fixture filing in the proper office in the State of Georgia, for the purpose of perfecting its security interest in the Forming Equipment, and shall have received evidence that as of the date of such funding, the Forming Equipment is not subject to any Liens (other than those in favor of the Lender); and

(C)           The Lender shall have received an acknowledgement letter from Orix Financial Services in form and substance satisfactory to the Lender acknowledging that it has no security interest in or lien on the Forming Equipment.

(iv)          Upon the request of the Borrowers, the Lender agrees to fund the remaining $128,101.00 of the Forming Equipment Term Loan within one Business Day after the Lender shall have received a certificate signed by a Designated Financial Officer and otherwise in form and substance satisfactory to the Lender in its commercially reasonable judgment certifying that (A) the Forming Equipment is performing to specifications, (B) the Forming Equipment has been accepted by the Borrowers, and (C) the Borrowers are required to deliver the final payment to R+S Technik GmbH for the Forming Equipment; provided that the Lender shall have no obligation to fund the fourth and final amount of the Forming Equipment Term Loan if the Borrowers have not satisfied the conditions set forth in this subsection (iv) within two months after the date of the funding of the third portion of the Forming Equipment Term Loan pursuant to Section 2.2A(a)(iii).

Notwithstanding the foregoing, the Lender shall have no obligation to fund any amounts of the Forming Equipment Term Loan (x) if the Forming Equipment Term Loan Funding Date shall have not occurred, or (y) on or after the date that is fifteen months after the Second Amendment Effective Date.  Principal amounts of the Forming Equipment Term Loan that have been repaid or prepaid may not be reborrowed.

(b)           Interest on the Forming Equipment Term Loan.  Subject to Section 2.3 hereof, the outstanding principal amount of the Forming Equipment Term Loan shall bear interest at a rate per annum equal to the Adjusted Base Rate.  Notwithstanding the foregoing, (i) any portion of the Forming Equipment Term Loan which is not paid when due shall automatically bear interest until paid in full at the Post-Default Rate, (ii) during the period when any Event of Default of the type described in clauses (g), (h) or (i) of Section 9.1 shall have occurred and be continuing, the outstanding principal balance of the Forming Equipment Term Loan shall automatically bear interest, after as well as before judgment, at the Post-Default Rate, (iii) if there shall occur and be continuing any Event of Default (other than an Event of Default of the type described in clauses (g), (h) or (i) of Section 9.1), following written notice delivered to the Borrowers from the Lender, the outstanding principal balance of the Forming Equipment Term Loan shall bear interest, after as well as before judgment, at the Post-Default Rate during the period beginning on the date such Event of Default first occurred, and ending on the date such Event of Default is cured or waived.  Accrued interest on the outstanding principal balance of the Forming Equipment Term Loan shall be payable in arrears on the first day of each month; provided that interest accrued at the Post-Default Rate shall be payable on demand, and all accrued interest on the Forming Equipment Term Loan shall be payable on each date that any portion of the principal of the Forming Equipment Term Loan shall be payable hereunder and on the Forming Equipment Term Loan Maturity Date.  All interest hereunder shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)           Repayment of Forming Equipment Term Loan.  The Borrowers hereby unconditionally promise to pay to the Lender monthly principal installments in respect of the Forming Equipment Term Loan on the first day of each month, commencing on the first day of the first month after the earlier of (i) the date that is fifteen months after the Second Amendment Effective Date or (ii) the date of the funding of the fourth and final portion of the Forming Equipment Term Loan pursuant to Section 2.2A(a)(iv); provided that if the fourth and final portion of the Forming Equipment Term Loan is not funded within two months after the date of the funding of the third portion of the Forming Equipment Term Loan pursuant to Section 2.2A(a)(iii), the monthly payments of principal described above shall commence on the first day of the month following the date that is two months after the funding of such third portion of the Forming Equipment Term Loan.  Payments of principal shall be paid in equal monthly installments in amounts sufficient to amortize the outstanding principal balance of the Forming Equipment Term Loan through the Forming Equipment Term Loan Maturity Date.  To the extent not previously paid, the Forming Equipment Term Loan shall be due and payable in full on the Forming Equipment Term Loan Maturity Date.

(d)           Loan Account.  The Lender shall maintain in accordance with its usual practice an account evidencing the indebtedness of the Borrowers to the Lender in respect of the Forming Equipment Term Loan, including the amounts of principal and interest payable and paid to the Lender from time to time hereunder.  The entries made in the account maintained pursuant to this subsection 2.2A(d) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Lender to maintain such account or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Forming Equipment Term Loan in accordance with the terms of this Agreement.

(e)           Forming Equipment Term Note.  Prior to the Second Amendment Effective Date, the Borrowers shall prepare, execute and deliver to the Lender the Forming Equipment Term Note evidencing the Borrowers’ obligations in respect of the Forming Equipment Term Loan.

(f)            Forming Equipment Term Loan Termination Fee.  In connection with any prepayment of the Forming Equipment Term Loan that occurs on or prior to the third anniversary of the Second Amendment Effective Date, the Borrowers shall: (i) notify the Lender in writing of such termination at least 60 days prior to the date of such prepayment; (ii) repay the entire principal balance of, and all accrued interest and fees owing with respect to, the Forming Equipment Term Loan, and (ii) pay to the Lender a termination fee equal to $20,000.

(c)           Amendments to Section 2.3 of the Credit Agreement.

(i)            Section 2.3(a) of the Credit Agreement is amended by deleting the last sentence thereof, and replacing it with the following new sentence:

“The Borrowers shall not be permitted to select any Eurodollar Interest Period for any Eurodollar Borrowing that ends after the Revolving Credit Maturity Date, the Equipment Term Loan Maturity Date, the Real Estate Term Loan Maturity Date or the Forming Equipment Term Loan Maturity Date.”

(ii)           Section 2.3(b) of the Credit Agreement is amended by deleting the first sentence thereof, and replacing it with the following new sentence:

Each Eurodollar Borrowing shall bear interest during the applicable Eurodollar Interest Period at a rate per annum equal to the Eurodollar Rate plus the Applicable Margin; provided, however, that the Forming Equipment Term Loan shall bear interest during the applicable Eurodollar Interest Period at a rate per annum equal to the Eurodollar Rate plus 2.75%.

(d)           Amendment to Section 2.7(a) of the Credit Agreement.  Section 2.7(a) of the Credit Agreement is amended by deleting the second sentence thereof, and replacing it with the following new sentence:

“The Borrowers shall have the right at any time and from time to time to prepay the Term Loans in whole or in part, subject to prior notice in accordance with subsection 2.7(d), subject to the payment of any amounts due under subsection 2.3(g), and, with respect to the Forming Equipment Term Loan, subject to the provisions of Section 2.2(f) and, if the Term Loans are repaid in full, subsection 2.5(d), and provided that each such prepayment of the Term Loans shall be in an amount that is at least equal to $250,000 or any greater multiple of $100,000.”

(e)           Amendment to Article 7 of the Credit Agreement.  Article 7 of the Credit Agreement is hereby amended by the addition thereto of the following new Section 7.15:

“7.15  Landlord’s Waiver and Consent for Atlanta, Georgia Property.  Within 60 days after the Second Amendment Effective Date, the Lender shall have received a Landlord’s Waiver and Consent, in form and substance satisfactory to the Lender, executed by InSite Real Estate Development, L.L.C. with respect to the Borrower’s leased property located at 6077 Fulton Industrial Park Boulevard, Atlanta, Georgia.”

(f)            Amendment to Section 8.10 of the Credit Agreement.  Section 8.10 of the Credit Agreement is amended by deleting subsection (a) thereof in its entirety, and replacing it with the following new subsection (a):

(a)           Fixed Charge Coverage Ratio.  The Credit Parties shall not permit the Fixed Charge Coverage Ratio for each fiscal period set forth below to be less than the ratio set opposite such period:

Period	Minimum Fixed Charge Coverage Ratio
January 1, 2004 through June 30, 2004	0.75 to 1.00

January 1, 2004 through September 30, 2004	0.80 to 1.00

Any period of four consecutive fiscal quarters ending on or after December 31, 2004	1.00 to 1.00.

(g)           Amendment to Section 9.1 of the Credit Agreement.  Section 9.1 of the Credit Agreement is amended by adding the following new subsection (q):

“9.1(q)    the Borrowers shall have failed to deliver the original bill of lading for the Forming Equipment referred to in 2.2A(a)(ii)(B) within 5 Business Days after the funding of the Forming Equipment Term Loan made in accordance with Section 2.2A(a)(ii).”

(h)           Addition of Exhibit A-4 to the Credit Agreement.  Exhibit A-4 is hereby added to the Credit Agreement in the form attached hereto.

3.             No Default; Representations and Warranties, etc.  The Borrowers hereby represent, warrant and confirm that: (a) the representations and warranties of the Credit Parties contained in Article 5 of the Credit Agreement are true and correct on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date); (b) after giving effect to this Amendment, the Borrowers are in compliance with all of the terms and provisions set forth in the Credit Agreement and the other Loan Documents; (c) after giving effect to this Amendment, no Default has occurred and is continuing; and (d) the execution, delivery and performance by the Borrowers of this Amendment (i) have been duly authorized by all necessary action on the part of the Borrowers, (ii) will not violate any applicable law or regulation or the organizational documents of any Borrower, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding on any Borrower or any of its assets, and (iv) do not require any consent, waiver or approval of or by any Person (other than the Lender) which has not been obtained.

4.             Conditions to Effectiveness.  The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent:

(a)           the Lender shall have received counterparts of this Amendment duly executed by each of the Borrowers;

(b)           the Lender shall have received a Forming Equipment Term Note duly executed by each of the Borrowers;

(c)           the Lender shall have received a Certificate of the Secretary of each of the Borrowers, certifying that this Amendment has been duly authorized by the Boards of Directors of such Borrower; and

(d)           the Lender shall have received a favorable written opinion (addressed to the Lender and dated as of the date hereof) of Lynch, Brewer, Hoffman & Fink, LLP, counsel to the Borrowers, with respect to this Amendment and such other matters as the Lender may reasonably request.

5.             Conditions to Forming Equipment Term Loan Funding Date. The Lender shall fund the first draw of the Forming Equipment Term Loan upon the satisfaction of the following conditions precedent:

(a)           All of the conditions to the Second Amendment Effective Date shall have been satisfied, or waived by the Lender in accordance with Section 10.2 of the Credit Agreement; and

(b)           The Lender shall have received a letter of credit for the account of R+S Technik GmbH in favor of the Lender, in the amount of at least US $512,408.00, drawn on a bank acceptable to the Lender, and confirmed by a United States bank acceptable to the Lender, and otherwise in form and substance satisfactory to the Lender.

6.             Miscellaneous.

(a)           Except as specifically amended hereby, all of the terms and provisions of the Credit Agreement, the other Loan Documents and all related documents, shall remain in full force and effect.

(b)           This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.  Delivery of an executed signature page hereto by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

(c)           This Amendment shall be governed by the laws of The Commonwealth of Massachusetts and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  This Amendment shall be deemed to be a sealed instrument as of the date first above written.

(d)           The Borrowers shall reimburse the Lender for all reasonable costs and expenses, including reasonable legal fees and disbursements, incurred by the Lender in connection with this Amendment and the transactions contemplated hereby.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal by their respective authorized officers as of the day and year first above written.

BORROWERS

UFP TECHNOLOGIES, INC.

By:	/s/ Ronald J. Lataille
Name:	Ronald J. Lataille
Title:	Treasurer

MOULDED FIBRE TECHNOLOGY, INC.

By:	/s/ Ronald J. Lataille
Name:	Ronald J. Lataille
Title:	Treasurer

SIMCO INDUSTRIES, INC.

By:	/s/ Ronald J. Lataille
Name:	Ronald J. Lataille
Title:	Treasurer

SIMCO AUTOMOTIVE TRIM, INC.

By:	/s/ Ronald J. Lataille
Name:	Ronald J. Lataille
Title:	Treasurer

LENDER

FLEET CAPITAL CORPORATION, as Lender

By:	/s/ Daniel P. Corcoran, Jr.
Name:	Daniel P. Corcoran, Jr.
Title:	SVP

Second Amendment to Credit Agreement

Exhibit A-4

FORMING EQUIPMENT TERM NOTE

Up to $1,500,000	June 28, 2004

FOR VALUE RECEIVED, the undersigned, UFP Technologies, Inc., a Delaware corporation, Moulded Fibre Technology, Inc., a Maine corporation, Simco Industries, Inc., a Michigan corporation, and Simco Automotive Trim, Inc., a Michigan corporation, as joint and several borrowers, (collectively the “Borrowers”), promise to pay to the order of FLEET CAPITAL CORPORATION (the “Lender”), at the place and times provided in the Credit Agreement referred to below the principal sum of

ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000),

or, if less, the principal amount of, and interest accrued on, the Forming Equipment Term Loan made by the Lender from time to time pursuant to that certain Credit and Security Agreement dated as of February 28, 2003, as amended by that certain First Amendment to Credit Agreement dated as of March 24, 2004 and that certain Second Amendment to Credit Agreement dated as of June 28, 2004 (together with all amendments and other modifications, if any, from time to time hereafter made thereto, the “Credit Agreement”) among the Borrowers, the Guarantors named therein, and the Lender.  This Forming Equipment Term Note is being executed and delivered by the Borrowers pursuant to subsection 2.2A(e) of the Credit Agreement.  Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Credit Agreement.

The Borrowers are obligated to make regularly scheduled payments of principal to the Lender as provided in subsection 2.2A(c) of the Credit Agreement.  In addition, the unpaid principal amount of this Forming Equipment Term Note from time to time outstanding is subject to mandatory prepayment from time to time as provided in the Credit Agreement and shall bear interest as provided in the Credit Agreement.  All payments of principal and interest on this Forming Equipment Term Note shall be payable in lawful currency of the United States of America in immediately available funds to the Lender.

This Forming Equipment Term Note is entitled to the benefits of, and evidences obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Forming Equipment Term Note and for a statement of the terms and conditions on which the Borrowers are permitted and required to make prepayments and repayments of principal of the obligations evidenced hereby and on which such obligations may be declared to be immediately due and payable.

THIS FORMING EQUIPMENT TERM NOTE SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

The Borrowers hereby waive all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Forming Equipment Term Note.

IN WITNESS WHEREOF, the undersigned Borrowers have executed this Forming Equipment Term Note under seal as of the day and year first above written.

UFP TECHNOLOGIES, INC.

By:	/s/ Ronald J. Lataille
Name:	Ronald J. Lataille
Title:	Treasurer

MOULDED FIBRE TECHNOLOGY, INC.

By:	/s/ Ronald J. Lataille
Name:	Ronald J. Lataille
Title:	Treasurer

SIMCO INDUSTRIES, INC.

By:	/s/ Ronald J. Lataille
Name:	Ronald J. Lataille
Title:	Treasurer

SIMCO AUTOMOTIVE TRIM, INC.

By:	/s/ Ronald J. Lataille
Name:	Ronald J. Lataille
Title:	Treasurer